EXHIBIT 99.1

American Express Board Authorizes
17 Percent Dividend Increase
New York, NY, March 6, 2024 – The Board of Directors of American Express Company (NYSE: AXP) approved a $0.10 – or 17 percent – increase in the quarterly dividend on the company’s common stock, consistent with the planned increase discussed in the company’s fourth-quarter 2023 earnings release. The dividend was raised to $0.70 per common share, from $0.60, payable on May 10, 2024, to shareholders of record on April 5, 2024.
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CONTACTS:
Media:
Giovanna Falbo, Giovanna.Falbo@aexp.com, +1.212.640.0327
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610
Investors/Analysts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574
ABOUT AMERICAN EXPRESS
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, X.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate sustainability information: personal cards, business cards and services, travel services, gift cards, prepaid cards, merchant services, Accertify, Business Blueprint, Resy, corporate card, business travel, diversity and inclusion, corporate sustainability and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global